Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of Peoples Bancorp on Form S-8 (File Number 333-120950) of our report dated May 18, 2005, of our audit on the financial statements of Peoples Bancorp Employees' Savings & Profit Sharing Plan and Trust for the year ended December 31, 2004, which report is included in its Annual Report on Form 11-K.

/s/ BKD, LLP

Indianapolis, Indiana
June 27, 2005